HARVEST STATES COOPERATIVES
               Deferred Compensation Supplemental Retirement Plan

                                     General

         Beginning in 1994, Harvest States Cooperatives will offer a deferred compensation plan, the Harvest States Cooperatives Deferred Compensation Plan, to selected management employees. Compensation deferred under that plan is not eligible for Pay Credits or Special Career Credits under the Harvest States Cooperatives Cash Balance Retirement Plan Retirement or matching contributions under the Harvest States Cooperatives Savings Plan. This plan is intended to replace the benefits lost under those plans due to internal Revenue Code (IRC) 414(s) and participation in the Harvest States Cooperatives Deferred Compensation Plan, and for any compensation which cannot be considered for purposes of benefits due to IRC Section 401 (a)(17) under the qualified plans that Harvest States Cooperatives offers.

         This Supplemental Retirement Plan is only for a select group of management or highly compensated employees of Harvest States Cooperatives. This Plan is completely separate from the Harvest States Cooperatives Cash Balance Retirement Plan and the Harvest States Cooperatives Savings Plan and is not funded or qualified for special tax treatment under the Internal Revenue Code.


                                    ARTICLE I

                                     General

         Section 1.1 Name of Plan. The name of this plan is "Harvest States Cooperatives Deferred Compensation Supplemental Retirement Plan" (referred to hereinafter as the "Plan").

         Section 1.2 Purpose. The Plan has been established to replace the benefits lost under the Harvest States Cooperatives Cash Balance Retirement Plan and the Harvest States Cooperatives Savings Plan due to Internal Revenue Code
(IRC) Section 414(s) and participation in the Harvest States Cooperatives Deferred Compensation Plan, and for any compensation which cannot be considered for purposes of benefits due to IRC Section 401(a)(17)

         Section 1.3 Effective Date. The "Effective Date" of the Plan, the date as of which the plan is established, is January 1, 1994.

         Section 1.4 Harvest States. For purposes of this Plan, "Harvest States" means Harvest States Cooperatives, a Minnesota corporation, and any Successor Employer thereof, as that term is defined in the Harvest States Cooperatives Deferred Compensation Plan.

         Section 1.5 Construction and Applicable Law. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan shall be administered and construed consistent with said intent. This Plan also shall be governed and construed in accordance with the laws of the State of Minnesota as applied to contracts executed and to be wholly performed within said state to the extent that such laws are not preempted by the laws of the United States of America.


                                   ARTICLE II

                                   Definitions

         Section 2.1 Beneficiary "Beneficiary" means the person or persons designated as such under the provisions of Section 5.3 of the Harvest States Cooperatives Cash Balance Retirement Plan.

          Section 2.2 Class Year Account "Class Year Account" shall refer to all Pay Credits, Special Career Credits, and Matching Contribution Credits allocated to a Participant's accounts during a single Plan Year and all future Investment Credits and Interest Credits allocated to a Participant's Accounts due to such year's Contributions.

         Section 2.3 Contribution "Contribution" shall refer collectively to Pay Credits, Special Career Credits, and Matching Contribution Credits.

         Section 2.4 Participant "Participant" shall mean an Active Participant or an Inactive Participant, as those terms are defined in Article III.

         Section 2.5 Plan Year "Plan Year" is the 12-consecutive-month period commencing on each January 1 and ending December 31.

         Section 2.6 Successor Employer. "Successor Employer" shall have the same meaning as that term is defined in the Harvest States Cooperatives Deferred Compensation Plan.

         Section 2.7 Termination of Employment. "Termination of Employment" shall have the same meaning as that term is defined in the Harvest States Cooperatives Deferred Compensation Plan.


                                   ARTICLE III

                                   Eligibility

         Section 3.1 Participation. The term Participant shall refer to Active Participants and Inactive Participants. All employees named in appendix A will become Active Participants in this Plan effective January 1, 1994. No other employees may become Active Participants in this Plan unless specifically included by the President of Harvest States Cooperative (the President).

         Section 3.2 Reclassification. The President may reclassify any Active Participant as an Inactive Participant for any Plan Year prior to the beginning of such Plan Year by notifying such Participant in writing. The term Plan Year shall have the same meaning as that term has in the Harvest States Cooperatives Cash Balance Retirement Plan.


                                   ARTICLE IV

                               Amount of Benefits

         Section 4.1 Amount of Benefits. The benefit payable under this Plan is the sum of the amount in the Cash Balance Make-up Account and the Savings Plan Make-up Account.

         Section 4.2 Cash Balance Make-up Account

         Section 4.2.1 Opening Balance Each Participant shall have an Opening Balance at January 1, 1994 in the Cash Balance Make-up Account equal to the amount listed in Appendix B. At any time after that, a Participant's balance shall be the sum of the Opening Balance, the Pay Credits, the Special Career Credits, and the Investment Credits allocable to such Participant's account.

         Section 4.2.2 Investment Credits Each December 31, a Participant's account shall be credited with an Investment Credit equal to the product of the balance in the Cash Balance Make-up Account at January 1 of the same year (adjusted for distributions during the year), and the Investment Percentage in effect during such Plan Year in the Harvest States Cooperatives Cash Balance Retirement Plan.

If a Participant terminates employment and commences benefit payments prior to December 31 of any Plan Year under an annuity or lump sum form of payment, pro rata Investment Credits shall be credited for such Plan Year for the period January 1 of such Plan Year to the date benefit payments commence.

         Section 4.2.3 Pay Credits Each December 31, an Active Participant's account shall be credited with a Pay Credit equal to the excess, if any, of:

         a. the amount of such Active Participant's Pay Credit that would be credited under the Harvest States Cooperatives Cash Balance Retirement Plan if the Active Participant did not defer any compensation under the Harvest States Cooperatives Deferred Compensation Plan and without regard to Section 401(a)(17) of the Internal Revenue Code regarding maximum compensation over

         b. the actual amount of such Active Participant's Pay Credit that is credited under the provisions of the Harvest States Cooperatives Cash Balance Retirement Plan, subject to the limitations of IRC Section 401 (a)(17) and 414(s).

If an Active Participant terminates employment prior to December 31 of any Plan Year, Pay Credits shall be credited for such Plan Year for the period January 1 of such Plan Year to the date of termination under the provisions of this section.

         Section 4.2.4 Special Career Credits Each December 31, an Active Participant's account shall be credited with a Special Career Credit equal to the excess, if any, of:

         a. the amount of such Participant's Special Career Credit that would be credited under the Harvest States Cooperatives Cash Balance Retirement Plan if the Active Participant did not defer any compensation under the Harvest States Cooperatives Deferred Compensation Plan and without regard to Section 401(a)(17) of the Internal Revenue Code regarding maximum compensation over

          b. the actual amount of such Active Participant's Special Career Credit that is credited under the provisions of the Harvest States Cooperatives Cash Balance Retirement Plan, subject to the limitations of IRC Section 401(a)(17) and 414(s).

If an Active Participant terminates employment prior to December 31 of any Plan Year, Special Career Credits shall be credited for such Plan Year for the period January 1 of such Plan Year to the date of termination under the provisions of this section.

         Section 4.3 Savings Plan Make-up Account

         Section 4.3.1 Interest Credits Each December 31, a Participant's account shall be credited with an Interest Credit equal to the product of the balance in the Savings Plan Make-up Account at January 1 of the same year (adjusted for distributions during the year), and the Investment Percentage which is credited during such year in the Harvest States Cooperatives Cash Balance Retirement Plan.

If a Participant terminates employment and commences benefit payments prior to December 31 of any Plan Year under an annuity or lump sum form of payment, pro rata Interest Credits shall be credited for such Plan Year for the period January 1 of such Plan Year to the date benefit payments commence.

         Section 4.3.2 Matching Contribution Credits Each December 31, an Active Participant's account shall be credited with a Matching Contribution Credit equal to the excess, if any, of:

         a. the amount of such Active Participant's Matching Contribution that would be contributed under the Harvest States Cooperatives Savings Plan if the Active Participant did not defer any compensation under the Harvest States Cooperatives Deferred Compensation Plan and without regard to Section 401(a)(17) of the Internal Revenue Code regarding maximum compensation over

         b. the actual amount of such Active Participant's Matching Contribution that is contributed during the Plan Year under the provisions of the Harvest States Cooperatives Savings Plan, subject to limitations of IRC Section 401 (a) ( 17) and 414(s) .

For purposes of this section, only employee contributions (either pre-tax or after-tax) actually contributed to the Harvest States Cooperatives Savings Plan shall be considered for calculating the amount of matching contributions.

If an Active Participant terminates employment prior to December 31 of any Plan Year, Matching Contribution Credits shall be credited for such Plan Year for the period January 1 of such Plan Year to the date of termination under the provisions of this section .

         Section 4.4 Unsecured Obligations. The amounts in a Participant's accounts shall be an unsecured obligation of Harvest States to pay the Participant (or the Participant's Beneficiary, in the event of the Participant's death) the actual amount of the accounts according to the provisions of Article
VI. Each Participant or Beneficiary is only a general creditor of Harvest States with respect to his or her accounts. Accounts are maintained for record keeping purposes only. Notwithstanding the foregoing, obligations of Harvest States to pay benefits under this Plan may be satisfied by distributions from a grantor trust created by Harvest States in its sole discretion for such purposes.


                                    ARTICLE V

                                     Vesting

         Section 5.1 Vesting Requirements. Contributions, as that term is defined in Section 2.3, are allocated to Participants' accounts each December 31, subject to the provisions of Article IV. The Class Year Account due to such Contribution shall not be payable to a Participant unless the Class Year Account becomes vested. Class Year Accounts shall become vested at the fifth anniversary of the date the Contribution was allocated to the Participant's account. If a Participant has attained age 55, all the Class Year Accounts of such Participant shall be vested regardless of when they were established.

In addition, each Participant shall sign a Confidentiality/Non - Compete agreement. No benefits shall be payable under this Plan unless the terms of that agreement are fully satisfied, whether such benefits are vested or not.

         Section 5.2 Vesting on Death or Disability. Notwithstanding the provisions of Section 5.1 above, benefits shall be payable in the event of death or disability, as that term is defined in the Harvest States Cooperatives Cash Balance Retirement Plan.


                                   ARTICLE VI

                          Method and Timing of Payments

         Section 6.1 Payment Commencement. Subject to the provisions of Article V and this Article VI, the benefits under this Plan shall not be payable prior to Termination of Employment. Benefits may commence under this Plan in accordance with the benefit payment commencement rules set forth in the Harvest States Cooperatives Cash Balance Retirement Plan except that the spousal consent rules of such Plan are not applicable to this Plan. In the case of a death benefit payable on account of the Participant's death prior to benefit commencement, the designated beneficiary under this Plan shall be the same beneficiary designated under the Harvest States Cooperatives Cash Balance Retirement Plan. Participants or the Participant's beneficiary must apply in writing for a benefit at least 90 days prior to the first payment.

         Section 6.2 Optional Payment Forms. The normal form of payment is an installment plan over a period of three years. Optional forms of payment, including all options available under the Harvest Sates Cooperatives Cash Balance Retirement Plan are available. Additionally, an installment option with payments of installments over a fixed number of years, not to exceed 10 years, is available. Under the installment option, Investment Credits and Interest Credits will continue to be credited each calendar year at the Investment Percentage rate in effect under the Harvest States Cooperatives Cash Balance Retirement Plan for such year and the Participant shall designate a beneficiary to receive any remaining payments in the event of the participant's death prior to the expiration of the installment period.

         Section 6.3 Election of Optional Form of Payment. Participants may elect an optional form of payment at any time, except that any election or change of election that occurs less than one year before Termination of Employment shall be disregarded. In the absence of any valid election, installments over 3 years will become the automatic payment form.

         Section 6.4 Approval of Distribution Request. All requests for distributions must be approved by the President. In the event the President denies a request for a lump sum distribution, installments over 3 years will become the automatic payment form. Once benefit payments have commenced, a Participant cannot change his election on the form of payment.


                                   ARTICLE VII

                            Amendment or Termination

         Section 7.1 Procedures for Amendment or Termination. The President of Harvest States Cooperatives may amend or terminate this Plan at any time, but any such amendment or termination:

1. Shall not adversely affect the rights of any participant or beneficiary then receiving benefits, or of the beneficiary of any participant then receiving benefits under this Plan.

2. Shall not reduce the amount of benefit payable under this Plan below the amount that would be payable if the participant retired or died on the date of such amendment or termination.

The plan shall be considered amended or terminated once the President notifies each affected Participant in writing of such amendment or termination.


                                  ARTICLE VIII

         Section 8.1 Benefits May Not Be Assigned or Alienated. Neither a Participant nor any Beneficiary thereof shall have the right to sell, assign, transfer, encumber or otherwise convey any right to receive any payment hereunder. No Part of the amounts payable hereunder shall be subject to seizure or sequestration for the payment of any debt or judgements owed by a Participant or any other person.


Appendix A
To the Harvest States Cooperatives Deferred Compensation
     Supplemental Retirement Plan

T. F. Baker
Michael Bergeland
John Johnson
Merritt E. Peterson
Allen J. Anderson
Patrick Kluempke
Mark Palmquist
David Swenson
Dennis Wendland
Gaylon Bratland
John Schmitz
Debra A. Thornton
Richard Browne
Thomas DeSmet
Kevin Ruda
Albert Ambrose
Larry Salzwedel
Pat Jacoby